Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Acropolis Precious Metals, Inc.

I consent to the use in Form SB-2 of my report dated June 8, 2007 included herein relating to the financial statements of Acropolis Precious Metals, Inc. as of January 31, 2007 and for the period March 24, 2006 (inception) to January 31, 2007. I also consent to the reference to the firm under the heading "Experts" in this registration statement.

MICHAEL T. STUDER, CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
June 28, 2007